UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2021 (May 13, 2021)

Assurant, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31978	39-1126612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28 Liberty Street, 41st Floor

New York, New York 10005

(212) 859-7000

(Address, including zip code, and telephone number, including area code, of Registrant’s Principal Executive Offices)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 Par Value	AIZ	New York Stock Exchange
5.25% Subordinated Notes due 2061	AIZN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2021, Assurant, Inc. (the “Company”) announced that Alan B. Colberg, President, Chief Executive Officer and a director of the Company, will retire as Chief Executive Officer and director on December 31, 2021. In light of Mr. Colberg’s retirement, on May 13, 2021, the Board of Directors of the Company appointed Keith W. Demmings as Chief Executive Officer and director, effective January 1, 2022, subject to customary regulatory approval. Mr. Demmings will initially become President, effective May 18, 2021, at which time Mr. Colberg will cease serving as President.

Mr. Demmings, 48, joined the Company in 1997. Over his 24 years with the Company, Mr. Demmings has assumed increasing levels of responsibility across the Company’s global enterprise. Prior to his appointment as Executive Vice President and President, Global Lifestyle effective July 2016, Mr. Demmings served as Executive Vice President and President, Global Markets, beginning in September 2015.

In connection with Mr. Demmings’s appointment as President, (i) effective May 18, 2021, Mr. Demmings’s annual base salary will increase from $545,000 to $700,000; (ii) effective May 18, 2021, Mr. Demmings’s target annual incentive opportunity for 2021 will increase from 100% to 110% of his applicable annual base salary under the Assurant, Inc. Executive Short Term Incentive Plan; and (iii) Mr. Demmings’s target long-term incentive opportunity for 2021 will increase from 225% to 365% of his adjusted annual base salary under the Assurant, Inc. 2017 Long Term Equity Incentive Plan (the “ALTEIP”), which will be effected through an equity award on May 18, 2021 with a grant date value of approximately $1,400,000, with 25% of such amount in the form of restricted stock units (“RSUs”) and 75% of such amount in the form of performance stock units (“PSUs”) under the ALTEIP. The RSUs will vest in equal instalments over a three-year period and the PSUs will vest in May 2024 at the end of the 2021-2023 performance period, in each case subject to Mr. Demmings’s continued employment through the applicable vesting dates. Other than as set forth above, Mr. Demmings will continue to participate in the Company’s compensation and benefits programs in the manner described in the Company’s 2021 proxy statement filed on March 22, 2021.

There are no arrangements or understandings between Mr. Demmings and any other person, naming such person, pursuant to which Mr. Demmings was selected as an executive officer or as a director; there are no family relationships between Mr. Demmings and any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer; and no related party transactions involving Mr. Demmings are reportable under Item 404(a) of Regulation S-K.

A copy of the Company’s news release announcing these events is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

99.1	News Release, dated May 18, 2021.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSURANT, INC.

Date: May 18, 2021	By:	/s/ Jay Rosenblum
	Name:	Jay Rosenblum
	Title:	Executive Vice President and Chief Legal Officer